EXHIBIT 4(b)(12)
                                                         ----------------



                       RESTATED CERTIFICATE OF TRUST
                                     OF
                          NWPS CAPITAL FINANCING II

        THIS Restated Certificate of Trust of NWPS Capital Financing II (the "Trust"), dated as of June 30, 1998, is being duly executed and filed by the undersigned, as the only trustees of the Trust, to amend and restate the original Certificate of Trust of the Trust which was filed on June 19, 1995 with the Secretary of State of the State of Delaware under the Delaware Business Trust Act (12 DEL. C. Section 3801 ET SEQ.) (the "Original Certificate of Trust").

        The Original Certificate of Trust is hereby restated in its entirety to read as follows:

        1. NAME. The name of the business trust formed hereby is Northwestern Capital Financing II.

        2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware are Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

        3. EFFECTIVE DATE. This Restated Certificate of Trust shall be effective as of its filing with the Delaware Secretary of State.

        IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Restated Certificate of Trust as of the date first-above written.

                            WILMINGTON TRUST COMPANY, not in its
                            individual capacity but solely as Trustee


                            By:  /s/ Jill K. Morrison
                                 --------------------------------
                                 Name:  Jill K. Morrison
                                 Title: Administrative Account Manager



                            /s/ Merle D. Lewis
                            -------------------------------------
                            MERLE D. LEWIS, not in his individual
                            capacity but solely as Trustee



                            /s/ Richard R. Hylland
                            --------------------------------
                            RICHARD R. HYLLAND, not in his
                            individual capacity but solely
                            as Trustee